Exhibit 10.1
IMPORTANT:
PLEASE READ CAREFULLY BEFORE SIGNING.
SIGNIFICANT REPRESENTATIONS ARE CALLED FOR HEREIN.
SUBSCRIPTION AGREEMENT AND
LETTER OF INVESTMENT INTENT
Veritec, Inc.
2445 Winnetka Ave. N.
Golden Valley, MN 55427
Dear Sir or Madam:
Veritec, Inc. (the “Company”) has authorized its officers to execute and deliver to the undersigned and other investors one or more convertible promissory notes in consideration for an aggregate loan of up to Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the “Notes” and each such note individually, a “Note”) (such loan amount to be increased or decreased at the sole discretion of the Board of Directors of the Company) and the Company desires to sell the Securities (as defined below) to the undersigned and other investors pursuant to a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”).
The undersigned desires to purchase from the Company, and the Company desires to issue and sell to the undersigned, upon the terms and subject to the conditions of this Subscription Agreement, a Note in the form attached hereto as Exhibit A. At any time prior to the Note’s maturity, the holder of the Note may, at its option, either (i) convert the Note into equity securities issued by the Company in an offering consummated prior to the maturity date, or (ii) hold the Note until its maturity date and be paid the principal balance and accrued interest at that time, all upon the terms and conditions set forth in the Note.
In consideration of the undersigned purchasing the Note, the Company will grant to the undersigned one warrant to purchase the Company’s Common Stock (the “Common Stock”) upon the terms and conditions set forth in the form of warrant attached hereto as Exhibit B (the “Warrant,” and the Note, Warrant and Common Stock to be issued upon the exercise of the Warrant, collectively, the “Securities”).
(1) Purchase of the Note. The undersigned,                     , hereby agrees to purchase a Note in the amount of                      Dollars ($                    ), and the Company agrees to issue the Note to the undersigned, upon the terms and conditions set forth below.
(2) Issuance of Warrant. In consideration of the undersigned purchasing the Note, the Company agrees to issue the Warrant to the undersigned.
(3) Delivery of Funds, the Note and Warrant. The undersigned is delivering the funds for the Note in immediately available funds simultaneously with the execution hereof. The Company is delivering the Note and Warrant to the undersigned simultaneously with the execution hereof and receipt of payment in full for the Note.
(4) Representations of the Subscriber. In connection with, and in consideration of, the sale of the Securities to the undersigned, the undersigned:
A.
Has had an opportunity to review the reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

B.	Realizes that a purchase of the Securities represents a speculative investment involving a high degree of risk.
C.
Can bear the economic risk of an investment in the Securities for an indefinite period of time, can afford to sustain a complete loss of such investment, has no need for liquidity in connection with an investment in the Securities, and can afford to hold the Securities indefinitely.

D.
Realizes that the Securities have not been registered for sale under the Act, or applicable state securities laws (the “State Laws”) and may be sold only pursuant to registration under the Act and State Laws, or an opinion of counsel satisfactory to counsel for the Company that such registration is not required.

E.
Is experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the Securities and does not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks (or, in the alternative, has a knowledgeable representative who such investor intends to use in connection with a decision as to whether to purchase the Securities and who together with such investor has such knowledge and experience in financial and business matters that they are together capable of evaluating the merits and risks of investing in the Securities).

F.
Understands and acknowledges that as of the date of this Subscription Agreement, the Company does not have a sufficient number of shares of Common Stock to issue to the undersigned in the event of a conversion of the Note (if the Note were to be converted into Common Stock), or the exercise of the Warrant. The undersigned understands and acknowledges that the Company has received indications from a majority of its shareholders that such shareholders will vote in favor of an increase in the number of authorized shares of Common Stock such that a sufficient number of such shares will be available upon the conversion of the Note or the exercise of the Warrant, as the case may be, and that the Company is currently engaged in the process of authorizing such additional shares of Common Stock.

(5) Investment Intent; Covenants.
A.
The undersigned has been advised that the Securities have not been registered under the Act or the relevant State Laws but are being offered, and will be offered and sold, pursuant to exemptions from the Act and State Laws, and that the Company’s reliance upon such exemptions is predicated in part on the undersigned’s representations contained herein. The undersigned represents and Warrant that the Securities are being purchased for the undersigned’s own account and for long term investment and without the intention of reselling or redistributing the Securities, that the undersigned has made no agreement with others regarding any of the Securities, and that the undersigned’s financial condition is such that it is not likely that it will be necessary for the undersigned to dispose of any of the Securities in the foreseeable future. The undersigned is aware that (i) in the view of the Securities and Exchange Commission, a purchase of securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the liquidation or settlement of any loan obtained for the acquisition of any of the Securities and for which the Securities were or may be pledged as security would represent an intent inconsistent with the investment representations set forth above and (ii) the transferability of the Securities is restricted.

B.
The undersigned further represents and agrees that if, contrary to the undersigned’s foregoing intentions, the undersigned should later desire to dispose of or transfer any of the Securities in any manner, the undersigned shall not do so without first obtaining (i) an opinion of counsel satisfactory to the Company that such proposed disposition or transfer may be made lawfully without the registration of such Securities pursuant to the Act and applicable State Laws, or (ii) registration of such Securities (it being expressly understood that the Company shall not have any obligation to register such Securities).

C.
The undersigned agrees and acknowledges that information provided by the Company to the undersigned in connection with the transactions contemplated by this Subscription Agreement may constitute material non-public information under applicable securities laws (such information, “Material Information”). The undersigned understands and acknowledges that (i) entering into or engaging in securities transactions or investment decisions involving the securities of the Company while in possession of Material Information may breach applicable securities laws; (ii) the undersigned or its employees, directors, agents and consultants will not engage in any securities transactions or investment decisions while in possession of Material Information; (iii) any securities transaction or investment decision by the undersigned or its employees, directors, agents and consultants involving the securities of the Company is made at its or their sole discretion and risk; and (iv) the Company will not, and has no obligation to, disclose any Material Information to the public via its filings with the Securities and Exchange Commission (the “SEC”) or otherwise.

D.
The undersigned agrees and acknowledges that the Company may elect at any time to engage in a “going private” transaction, the effects of which could include, but are not limited to (i) the Company no longer filing periodic reports with the SEC under the Exchange Act and (ii) an inability of the Company to register the Securities for sale in the public markets. In addition, depending on how the “going private” transaction is consummated, the undersigned may no longer remain a holder of Securities as a result of the transaction.

(6) Residence. The undersigned represents and Warrant that the undersigned is a bona fide resident of (or, if an entity, is organized or incorporated under the laws of, and is domiciled in) the state indicated in the Subscriber Information on the last page of this Subscription Agreement and that the Securities are being purchased by the undersigned in the undersigned’s name solely for the undersigned’s own beneficial interest and not as nominee for, on behalf of, for the beneficial interest transfer to, any other person, trust, or organization (except as specifically indicated in the Subscriber Information on the last page of this Subscription Agreement).

Paragraph (7) is required in connection with the exemptions from the Act and State Laws being relied on by the Company with respect to the offer and sale of the Securities. All of such information will be kept confidential and will be reviewed only by the Company and its counsel. The undersigned agrees to furnish any additional information which the Company or its legal counsel deem necessary in order to verify the responses set forth below.
(7) Accredited Status. The undersigned represents and Warrant as follows (check all that apply):

☐	A.
The undersigned is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000. (In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property.)

☐	B.
The undersigned is an individual (not a partnership, corporation, etc.) with income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year.

☐	C.
The undersigned is an individual (not a partnership, corporation, etc.) who, with his or her spouse, had joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

☐	D.	The undersigned is a corporation or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.

☐	E.	The undersigned is a director or executive officer of the Company.

☐	F.
The undersigned is an entity all of whose equity owners meet one of the tests set forth in A through E above (if relying on this category alone, each equity owner must complete a separate copy of this Subscription Agreement).

☐	G.	The undersigned does not meet any of the criteria set forth in A through F hereof.

(8) Miscellaneous.
A.	The undersigned is of legal age.

B.
The undersigned understands the meaning and legal consequences of the agreements, representations and warranties contained herein, agrees that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof and payment for the Securities, and further agrees to indemnify and hold harmless the Company, each current and future officer, director, employee, agent and shareholder from and against any and all loss, damage or liability due to, or arising out of, a breach of any agreement, representation or warranty of the undersigned contained herein.

C.
This Subscription Agreement shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles. Any judicial action to enforce any right of any party under this Subscription Agreement may be brought and maintained in Minnesota state or federal courts located in Hennepin County. Accordingly, the parties hereby submit to the process, jurisdiction and venue of any such court. Each party hereby waives, and agrees not to assert, any claim that it is not personally subject to the jurisdiction of the foregoing courts in the State of Minnesota or that any action or other proceeding brought in compliance with this Section is brought in an inconvenient forum.

D.	The undersigned agrees to furnish to the Company, upon request, such additional information as may be deemed necessary to determine the undersigned’s suitability as an investor.

SIGNATURES

Dated: , 200 _____

× Signature

Name (typed or printed)

× Signature (If more than one individual subscriber)

Name (typed or printed)

This Subscription Agreement and Letter of Investment Intent is accepted as of this                      day of                     , 200_.

VERITEC, INC.

By:

Its:

SUBSCRIBER INFORMATION

Name		Name

Tax Identification or Social Security Number		Tax Identification or Social Security Number

Residence Address

Mailing Address (for registration on books of the Company)

Type of Ownership (Check One):

☐ Individual Ownership		☐	Joint Tenants with right of Survivorship (both parties must sign)

☐ Trust or Estate (Describe, and enclose authority)		☐	Tenants-in-Common (both parties must sign)

☐ Other (explain):

EXHIBIT A
Note
EXHIBIT B
$2.00 Warrant